                                                                    Exhibit 3.12

      I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Articles of Incorporation of TVA Sul Santa Catarina Ltda.


                                          By: /s/ DOUGLAS DURAN
                                              ---------------------
                                                  DOUGLAS DURAN
                                                  Attorney-in-fact

Date: October 1, 1997

                    TV CABO SERVICOS SANTA CATARINA LTDA.
                  General Taxpayer Number 00.502.313/0001-48
                              NIRE 422011954073

                         4th Amendment to the Charter

By means of this private instrument,

LEONARDO PETRELLI NETO, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701 - in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15;

MARCELO CORREA PETRELLI, Brazilian citizen, married, business administrator, resident and domiciled at Avenida Rubens de Arruda Ramos, 556 - apartment 1101 - in the City of Florianopolis, State of Santa Catarina, bearer of the Identity Card number 769.475-0 and registered as Individual Taxpayer under number 510.811.489-34;

sole quotaholders of the limited liability company TV Cabo Servicos Santa Catarina Ltda., with main office in this Capital City, at Rua Cesar Seara n(degrees) 15, registered as General Taxpayer under number CGC 00.502.313/0001-48, with its Charter duly filed with the Commercial Registry of the State of Santa Catarina under number 42201954073, in a session held on February 7, 1995, and 42900395782 on December 06, 1995.

And further with the newly admitted quotaholder

TVA SUL PARTICIPACOES S.A., with main office in this Capital City, at Rua Martha Kateiva de Oliveira, 49 - suite 4, registered as General Taxpayer under number 01.201.577/0001-24, registered with the Commercial Registry of the State of Parana under NIRE 41300063451 in March 28, 1996, in this act represented by its duly appointed Directors, Messrs. Leonardo Petrelli Neto, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701 - in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15 and Douglas Duran, Brazilian citizen, married, business administrator, resident and domiciled at Alameda das Rosas, 444, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 6.702.950 and registered as Individual Taxpayer under number 541.326.068-72.

HAVE DECIDED TO:

1.    Approve the assignment and transfer of the totality of the one hundred
      (100) free quotas by the quotaholder Mr. Marcelo Correa Petrelli, qualified above, to Mr. Leonardo Petrelli Neto, also qualified above, for the price agreed upon by the parties, Assignor hereby granting to Assignee the most ample, general and unrestricted release, so that Assignor has nothing else to claim, under any title whatsoever, and Assignor, in this manner, withdraws from the Company.

2. Approve the assignment and transfer of one hundred and ninety-nine (199) free quotas held by the quotaholder Mr. Leonardo Petrelli Neto, qualified above, to TVA Sul Participacoes S.A., qualified above, for the price agreed upon by the parties, Assignor hereby granting to Assignee the most ample, general and unrestricted release, so that Assignor has nothing else to claim, under any title whatsoever.

3. As a result, the capital of the Company in the aggregate value of R$200.00 (two hundred reais) divided into 200 (two hundred) quotas, in the par value of R$1.00 (one real) each, shall be distributed as follows:

--------------------------------------------------------------------------------
     Quotaholders                    Quotas                  Value in R$
--------------------------------------------------------------------------------
Leonardo Petrelli Neto                 1                          1.00
--------------------------------------------------------------------------------
TVA Sul Participacoes S.A.            199                       199.00
--------------------------------------------------------------------------------
          Total                       200                       200.00
--------------------------------------------------------------------------------

4. Change the members of the Board of the Company and appoint Messrs. JOSE AUGUSTO PINTO MOREIRA, Brazilian citizen, married, economist, resident and domiciled at Alameda Argentina, 406, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 2.944.700 and registered as Individual Taxpayer under number 128.701.967-68; DOUGLAS DURAN, Brazilian citizen, married, business administrator, resident and domiciled at Alameda das Rosas, 444, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 6.702.950 and registered as Individual Taxpayer under number 541.326.068-72; and LEONARDO PETRELLI

      NETO, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701 - in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15, to occupy the positions of Directors of the Company.

5. As a result of the foregoing, and of further amendments which are intended to be made to the Charter, the quotaholders have decided to restate the referred Charter of the Company, which already reflecting the above amendments shall hereinafter read as follows:

                                   CHARTER

                                      I
                          NAME, HEAD OFFICE AND TERM

CLAUSE 1 - The Company shall be called TV Cabo Servicos Santa Catarina Ltda

CLAUSE 2 - The Company has its head office at Rua Cesar Seara 15, in the City of Florianopolis, State of Santa Catarina.

Sole Paragraph - The Directors of the Company may open and close branches and offices anywhere in the national territory.

CLAUSE 3 - The purposes of the Company are: (a) the exploitation, distribution, transmission, radio-link and operation of the special cable television service, upon reception and processing of images, sounds, signals and data and/or the respective generation, by means of community antennas, via physical means, headings, networks, trunk systems, distribution systems, subscribers or users systems, in open or closed communities, preparation and/or implementation of projects, including those on behalf of third parties, and/or the use of other means, systems, equipment, equivalent or replacing technical or technological products, electronic lease, or further, any other means or systems that the future technology or state of the art may provide; (b) the importation or exportation of goods, products, equipment or services, direct or indirectly related to the purpose of the Company, as well as the rendering of services and representation of other domestic or foreign companies; and (c) the participation in other companies in the capacity of partner, shareholder, quotaholder or party to a consortium.

CLAUSE 4 - The Company is organized for an indefinite period of time.

                                      II
                                 THE CAPITAL

5th CLAUSE - The capital of the company is R$200.00 (two hundred reais) divided into 200 (two hundred) quotas, in the par value of R$1.00 (one real) each, fully paid in, in current national currency, distributed between quotaholders as follows:

--------------------------------------------------------------------------------
      Quotaholders                  Quotas                  Value in R$
--------------------------------------------------------------------------------
Leonardo Petrelli Neto                 1                          1.00
--------------------------------------------------------------------------------
TVA Sul Participacoes S.A.            199                       199.00
--------------------------------------------------------------------------------
          Total                       200                       200.00
--------------------------------------------------------------------------------

Sole Paragraph - Pursuant to the applicable law, the liability of the quotaholders is limited to the total value of the capital.

                                     III
                                  MANAGEMENT

CLAUSE 6 - The Company shall be managed by the quotaholders, who shall delegate powers to representatives to be designated Directors.

1st Paragraph - The Board, which has an indefinite term of office, is organized as follows: the quotaholders, by delegation appoint: Mr. JOSE AUGUSTO PINTO MOREIRA, Brazilian citizen, married, economist, resident and domiciled at Alameda Argentina, 406, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 2.944.700 and registered as Individual Taxpayer under number 128.701.967-68; Mr. DOUGLAS DURAN, Brazilian citizen, married, business administrator, resident and domiciled at Alameda das Rosas, 444, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 6.702.950 and registered as Individual Taxpayer under number 541.326.068-72; and Mr. LEONARDO PETRELLI NETO, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701 - in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15; who shall be vested with ample powers for the management of business.

7th CLAUSE - The Company shall be represented:

a) by two Directors, jointly, actively and passively, including in acts, agreements and documents for the disposal or encumbrance of assets, assumption or release of obligations. When such acts are independently considered and represent amounts exceeding R$10,000.00 (ten thousand reais), one of the signatures shall be of the Director Mr. Leonardo Petrelli Neto.

b) severally, by one Director or an attorney with special powers to carry out simple routine acts, expediting correspondence, receipts and signatures on checks for deposit in the Company's bank accounts.

      1st Paragraph - The appointment of attorneys requires the joint signature of two Directors, and the respective instruments of power of attorney shall expressly list the acts that may be carried out by such attorneys-in-fact. Except as to ad judicia powers of attorney, all others granted by the Company shall be granted for an indefinite term of validity.

      2nd Paragraph - The use of the Company's name in guarantees to third parties or in any other business which are foreign to the interests of the Company or which imply in liberality is forbidden.

      3rd Paragraph - Directors are exempt from offering guarantee and shall be entitled to a monthly compensation to be determined by the quotaholders, as a "pro-labore".

                                      IV
                       TRANSFER OR ASSIGNMENT OF QUOTAS

CLAUSE 8 - Neither quotaholder may transfer, in full or in part, its quotas to third parties, without having first offered said quotas in writing, at least 30 days in advance, to the other quotaholders, who shall have the right of first refusal to acquire same under the same conditions.

1st Paragraph - Prior to the assignment a written proposal of the acquisition by third parties in good faith shall be sent through a written notice to the quotaholder so that, should he so intend, he may exercise his right of first refusal within the term of thirty days.

2nd Paragraph - Should the right of first refusal not be exercised, the notifying quotaholder may assign his quotas to the interested third party within the term of ten days and under the conditions of the notice, it being established that any assignment made out of the term now established or in disagreement with the initial proposal shall be void.

3rd Paragraph - The assignment of quotas which imply in the transfer of control power of the Company shall require the prior and written consent of the Ministry of Communications.

                                      V
                    AMENDMENTS TO THE CHARTER, DISSOLUTION
                               AND LIQUIDATION

CLAUSE 9 - Any amendment to this Charter shall require the express consent of all quotaholders with voting rights.

CLAUSE 10 - The Company shall not be dissolved, in the event of death, incapacity, exclusion or withdrawal of one of the quotaholders. Should any of said events occur with one of the quotaholders, his assets shall be ascertained based on a special balance sheet and paid to him or to his heirs in twelve equal, monthly and successive installments, plus monetary correction according to the variation of the reference rate or any other that may replace same plus interest at the rate of 12% per year.

Sole Paragraph - In the event of death or incapacity, the heirs of the quotaholder may appoint a representative to continue in the Company, who shall be approved by remaining quotaholders.

                                      VI
                   FISCAL YEAR, BALANCE SHEETS AND PROFITS

CLAUSE 11 - The fiscal year shall end on December 31, when all applicable financial statements shall be drawn up. The Company may also prepare interim balance sheets and decide on the respective distribution of profits. All resolutions on profit distributions.

                                     VII
                                MISCELLANEOUS

CLAUSE 12 - The Company, on behalf of all quotaholders, undertakes to strictly comply with all laws, decrees, regulations, rules and recommendations of the Public Powers.

                                     VIII
                                GOVERNING LAW

CLAUSE 13 - The parties hereby elect the Courts of Curitiba, State of Parana, to settle any disputes arising herefrom.

The quotaholders hereby represent that they are not involved in any crimes provided in law that may prevent them from exercising commercial activities.

The undersigned quotaholders and directors hereby declare not to be involved in any crimes established in law that may prevent them from exercising commercial activities.

And being thus agreed and contracted, the parties execute this instrument in three counterparts and in the presence of the witnesses below.

Florianopolis, February 14, 1996

LEONARDO PETRELLI NETO

MARCELO CORREIA PETRELLI

TVA SUL PARTICIPACOES S.A. (By Leonardo Petrelli Neto & Douglas Duran)

Directors:  JOSE AUGUSTO P. MOREIRA, DOUGLAS DURAN, LEONARDO PETRELLI

NETO

Witnesses: Leila Aparecida Alves, Id. No. 15.832.839 SSP/SP, Individual Taxpayer

Number:  049.249.858-05

Aline Pereira Leite, Id. No. 25.153.011-5 SSP/SP, Individual Taxpayer

Number:  179.973.818-30

                    TV CABO SERVICOS SANTA CATARINA LTDA.
                  General Taxpayer Number 00.502.313/0001-48
                              NIRE 422011954073

                         5th Amendment to the Charter

By means of this private instrument,

LEONARDO PETRELLI NETO, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701, in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15;

TVA SUL PARTICIPACOES S.A., with head office at Rua Martha Kateiva de Oliveira, 49 - guite 4, registered with the Commercial Registry of the State of Parana under NIRE no. 41300063451 dated March 28, 1996, in this act represented by its directors LEONARDO PETRELLI NETO, Brazilian citizen, married, telecommunications expert, resident and domiciled at Rua Clovis Bevilacqua, 420 - apartment 701, in the City of Curitiba, State of Parana, bearer of the Identity Card number 736.678-7 and registered as Individual Taxpayer under number 401.596.049-15 and DOUGLAS DURAN, Brazilian citizen, married, business administrator, resident and domiciled at Alameda das Rosas, 444, in the City of Barueri, State of Sao Paulo, bearer of the Identity Card number 6.702.950 and registered as Individual Taxpayer under number 541.326.068-72.

sole quotaholders of the limited liability company TV Cabo Servicos Santa Catarina Ltda., with main office in this Capital City, at Rua Cesar Seara n(degrees) 15, registered as General Taxpayer under number CGC 00.502.313/0001-48, with its Charter duly filed with the Commercial Registry of the State of Santa Catarina under number 42201954073, in a session held on February 7, 1995, and with the latest amendment thereto filed on July 15, 1996, have decided to:

      1.    Change the Company's name to "TVA Sul Santa Catarina Ltda."

      2. Change the Company's address to Rodovia SC 401, n(degrees) 867 - Saco Grande, Florianopolis/SC.

      3. Accordingly, amend Clauses 1 and 2 of the Charter which shall hereinafter read as follows:

            "Clause 1: The company shall be called TVA Sul Santa Catarina Ltda."

            "Clause 2: The company has its head office at Rodovia SC 401 n(degrees) 867, Saco Grande, State of Santa Catarina."

      4. All other clauses and conditions of the Corporate Charter not expressly amended herein shall remain unchanged.

And being thus agreed and contracted, the parties execute this instrument in three counterparts in the presence of the witnesses.

Florianopolis, August 21, 1996

LEONARDO PETRELLI NETO

TVA SUL PARTICIPACOES S.A. (By Leonardo Petrelli Neto) (Douglas Duran)

Witnesses: 1) Name: Leila Aparecida Alves, Id. No.: 15.832.839 SSP/SP Individual Taxpayer

Number: 049.249.858-05

2) Name: Aline Pereira Leite, Id. No.: 25.153.011-5 SSP/SP Individual Taxpayer
Number:

179.973.818-30

Attorney in Charge: Silvia Cristina L. Bernardes, Brazilian Bar Association Registration no. 74.256.


                                     3